EXHIBIT 99.1

For Immediate Release: October 14, 2008

Occidental Elects Roy Pineci Vice President, Controller and Principal Accounting Officer

LOS ANGELES, October 14, 2008 -- Occidental Petroleum Corporation (NYSE:OXY) announced today that the Board of Directors has elected Roy Pineci as Vice President, Controller and Principal Accounting Officer, effective November 14, 2008. Mr. Pineci replaces Jim A. Leonard who will be retiring.

Mr. Pineci, 45, joined Occidental as Vice President - Internal Audit. He was named Senior Vice President, Finance for Oil and Gas in October 2007. Prior to joining Occidental, Mr. Pineci was a partner at the public accounting firm of KPMG LLP.

About Oxy

Occidental Petroleum Corporation is an international oil and gas exploration and production company with operations in the United States, Middle East/North Africa and Latin America regions. Oxy is the fourth largest U.S. oil and gas company, based on equity market capitalization. Oxy's wholly owned subsidiary, OxyChem, manufactures and markets chlor-alkali products and vinyls. Occidental is committed to safeguarding the environment, protecting the safety and health of employees and neighboring communities and upholding high standards of social responsibility in all of the company's worldwide operations.

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